SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported): April 30, 2005

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071

(Address of principal executive offices)

(213) 687-7700

(Telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 20, 2005, Robert Henigson, a director of Reliance Steel & Aluminum Co., submitted his formal letter of resignation from the Board of Directors of Reliance Steel & Aluminum Co. Mr. Henigson is retiring from the Board of Directors effective April 30, 2005 after more than forty (40) years of service as a director. Prior to his retirement, Mr. Henigson served on the Audit Committee and the Compensation and Stock Option Committee of the Board of Directors. In light of Mr. Henigson’s retirement, the Nominating and Governance Committee recommended, and the Board of Directors unanimously approved, that the membership of the standing committees of the Board of Directors be as follows:

Audit Committee	Compensation and Stock Option Committee	Nominating and Governance Committee
Franklin R. Johnson, Chairman	Leslie A. Waite, Chairman	Thomas W. Gimbel, Chairman
Douglas M. Hayes	Joe D. Crider	Joe D. Crider
Leslie A. Waite	Douglas M. Hayes	Franklin R. Johnson
	Mark V. Kaminski	Mark V. Kaminski

     The Nominating and Governance Committee has not yet identified a possible successor to Mr. Henigson. Accordingly, the Board of Directors adopted a resolution, which was unanimously approved, reducing the authorized number of directors to eight (8).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

N/A

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: April 29, 2005	By:	/s/ David H. Hannah
David H. Hannah
Chief Executive Officer

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